Exhibit

Incorporated by Rereference from Post-Effective Amendment # 33 under the Securities Act of 1933 and Amendment # 36 under the Investment
Company Act of 1940 filed on March 2, 2012

(d)(124)

Amendment to Subadvisory Agreement - T. Rowe Price Associates, Inc.
re: Equity Income Fund

(d)(125)

Subadvisory Agreement - Mondrian Investment Partners Limited
re: International Fund dated July 12, 2011

(d)(126)

Subadvisory Agreement - Atlanta Capital Management Company, LLC
re: Growth Fund dated January 23, 2012

(d)(127)

Subadvisory Agreement - Victory Capital Management, Inc.
re: Growth Fund dated January 23, 2012

(d)(128)

Amendment to Subadvisory Agreement - GlobeFlex Capital, LP
re: International Fund dated March 1, 2011